UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2025

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17

3584 CT Utrecht

The Netherlands

(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On September 29, 2025, Merus N.V. (“Merus”), a Dutch public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands, entered into a Transaction Agreement (the “Transaction Agreement”) with Genmab A/S, a public limited liability company (Aktieselskab) organized under the Laws of Denmark (“Parent”), and Genmab Holding II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands and a wholly owned subsidiary of Parent (“Purchaser”).

Initial Offer, Duration and Expiration Time

Pursuant to the Transaction Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase any and all of the issued and outstanding common shares, nominal value EUR 0.09 per share, in the capital of Merus (the “Common Shares”) in exchange for $97.00 per Share, in cash (the “Offer Consideration”), as it may be amended from time to time as permitted by the Transaction Agreement, without interest and subject to any applicable tax withholding. The Offer will remain open until 5:00 p.m. (New York City time) on the day that is thirty-five (35) business days from the commencement of the Offer, provided that in no event shall such initial expiration time occur prior to the date of the extraordinary general meeting of Merus discussed below (the “EGM”). The time at which the Offer expires (taking into account any extensions) is referred to as the “Expiration Time.”

Subsequent Offering Period; Back-End Mechanics

Following the payment by Purchaser for all Common Shares tendered in the Offer prior to the Expiration Time (the “Acceptance Time”), Purchaser will commence a subsequent offering period (the “Subsequent Offering Period”) for a period of at least ten (10) business days to purchase additional Common Shares. Pursuant to the Subsequent Offering Period, Purchaser will offer to purchase such additional Common Shares validly tendered during such Subsequent Offering Period at the Offer Consideration, without interest and subject to any applicable tax withholding.

It is expected that, promptly following settlement of the Subsequent Offering Period (the “Subsequent Closing”), Merus will become an indirect wholly owned subsidiary of Parent through certain back-end reorganization transactions involving Parent, Purchaser, the Company and their subsidiaries. Merus will, at Parent’s request, cause the delisting of the Common Shares from the Nasdaq Stock Market as promptly as practicable after the Subsequent Closing and, promptly thereafter, the deregistration of the Common Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), resulting in the cessation of Merus’s reporting obligations with respect to the Common Shares thereunder.

The applicable back-end mechanics will be subject to receipt of certain tax rulings as set forth more particularly in the Transaction Agreement. Assuming receipt of such tax rulings, the back-end mechanics will be implemented by means of a Dutch legal merger (juridische fusie) of Merus with and into a newly formed subsidiary of Merus, together with a share exchange and cancellation transaction. Upon completion, each Merus shareholder that did not tender its Common Shares prior to the expiration of the Subsequent Offering Period will cease to hold any Common Shares and will receive an amount in cash, without interest and subject to any applicable tax withholding, equal to the Offer Consideration multiplied by the number of Common Shares held by such minority shareholder immediately prior to the consummation of such transactions.

If certain tax rulings are not obtained ultimately by the Subsequent Closing, the Company will, if necessary, issue additional Common Shares to Purchaser at an issue price per Common Share equivalent to the Offer Consideration in order to permit Purchaser to commence statutory buy-out proceedings under Dutch law in order to obtain ownership of all Common Shares not tendered into the Offer (including during the Subsequent Offering Period). In that case, holders of those Common Shares shall receive an amount per Common Share determined in those court proceedings under Dutch law. The foregoing merger, share exchange and cancellation transactions or share issuance and buy-out proceedings, as applicable, are referred to as the “Back-End Transactions.”

Conditions to the Offer

Purchaser’s obligation to purchase Common Shares pursuant to the Offer is subject to the satisfaction or waiver of various usual and customary conditions, including:

•

The valid tendering of a sufficient number of Common Shares to enable Purchaser to acquire, together with (i) any Common Shares Parent, Purchaser or their respective Affiliates currently holds, (ii) any Common Shares committed to Purchaser in writing and (iii) any Common Shares to which Purchaser is entitled but have not yet been transferred, at least eighty percent (80%) of Merus’s issued and outstanding share capital (the “Minimum Condition”) at the expiration of the Offer (and prior to the Subsequent Offering Period) (the “Closing”). Under certain circumstances, Purchaser may reduce the Minimum Condition to seventy-five percent (75%) of the Common Shares.

•

The receipt of required approvals relating to U.S. and foreign competition filings (including the Hart-Scott-Rodino Antitrust Improvements Act of 1976), or the expiration or termination of their respective waiting periods (collectively, the “Required Approvals”). Merus, Purchaser and Parent have agreed to use their respective reasonable best efforts to obtain the Required Approvals.

•

The adoption of resolutions by shareholders of Merus at the EGM (or a subsequent EGM) approving certain transactions relating to the Offer, and particularly, the Back-End Transactions and appointing Purchaser designees to the Merus board of directors effective upon the Closing (the “Shareholder Approval”).

Extensions of the Offer

If, at any then-scheduled expiration time, any conditions of the Offer have not been satisfied or waived by Purchaser, Purchaser must, subject to certain exceptions, extend the Offer in consecutive periods of up to fifteen (15) business days in order to permit the satisfaction of such conditions. If Purchaser determines in good faith that at any then-scheduled expiration time that certain conditions of the Offer relating to the required approvals are not reasonably likely to be satisfied within a fifteen (15) business day extension period, then Purchaser may choose to extend the Offer for up to twenty (20) business days instead. Purchaser is not required to extend the Offer beyond the Outside Date (as defined below). In addition, if the only unmet conditions are the Minimum Condition and certain conditions that can otherwise only be satisfied at the Closing, Purchaser may extend the Offer on more than three (3) occasions.

Committed Debt Financing

Parent has obtained committed debt financing from Morgan Stanley Senior Funding, Inc. to support the Offer. The Offer is not subject to any financing condition.

Foundation Support Agreement

In connection with the Transaction Agreement, the Company has entered into that certain Foundation Support Agreement (the “Foundation Support Agreement”) with Stichting Continuïteit Merus (the “Protection Foundation”), who is also party to a foundation option agreement (the “Foundation Option Agreement”) pursuant to which the Protection Foundation has certain call option subscription rights to acquire preferred shares in the Company’s capital (the “Foundation Call Option”). Under the Foundation Support Agreement, the Protection Foundation has agreed, among other things, that during the term of the Transaction Agreement, the Protection Foundation shall not and cannot exercise the Foundation Call Option and that the Foundation Option Agreement, including the Foundation Call Option, shall terminate with effect from the Closing.

The foregoing description of the Foundation Support Agreement is not intended to be complete and is qualified in its entirety by reference to the Foundation Support Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Representations, Warranties and Covenants

The Transaction Agreement contains customary representations, warranties and covenants of Merus, Parent and Purchaser, including a covenant requiring Merus to operate its business and that of its subsidiaries in the ordinary course consistent with past practice.

Acquisition Proposals; Board Recommendation

Merus has agreed to immediately cease all existing, and to cause to be terminated, any solicitation, discussions or negotiations with any person that may be ongoing with respect to a proposal of offer relating any inquiry, expression of interest, proposal, discussion, negotiations or offer that would reasonably be expected to lead to the submission or announcement of any acquisition proposals from third parties (an “Acquisition Proposal”).

Subject to certain exceptions, the Merus board of directors is not permitted to, among other things:

•

withhold, withdraw, qualify or modify in a manner adverse to Parent or Purchaser its recommendation to its shareholders to accept the Offer and to vote in favor of the Shareholder Approval (the “Merus Board Recommendation”);

•	approve, recommend, submit for a vote of Merus’s shareholders or otherwise declare advisable any Acquisition Proposal;

•

if an Acquisition Proposal has been publicly disclosed (except the commencement of a tender offer or exchange offer), refuse to affirm publicly the Merus Board Recommendation following any reasonable written request by Parent to provide such reaffirmation within ten (10) business days after Parent’s written request therefor;

•	refrain from recommending against any Acquisition Proposal that is a tender offer or exchange offer within ten (10) business days after the commencement thereof;

•	enter into any agreement relating to any acquisition agreement regarding, or that is intended to result in or could reasonably be expected to lead to, any Acquisition Proposal; or

•	authorize, commit, resolve or agree to take any of the foregoing actions (any such action in this paragraph an “Adverse Recommendation Change”).

Treatment of Merus Equity Awards

The Transaction Agreement provides for the following treatment of Merus equity awards upon the Acceptance Time. Each outstanding and unexercised option to subscribe for or purchase Common Shares (each, a “Merus Option”) that is outstanding immediately prior to the Acceptance Time with an exercise price per Common Share that is less than the Offer Consideration, whether or not fully vested and exercisable and whether or not then subject to any performance or other conditions (i) will vest in full at the Acceptance Time and (ii) be canceled immediately prior to the Closing and converted automatically into the right to receive an amount in cash, without interest, equal to the product of (a) the amount by which the Offer Consideration exceeds the applicable exercise price per Common Share of such Merus Option and (b) the aggregate number of Common Shares underlying such Merus Option. Each Merus Option that is outstanding immediately prior to the Acceptance Time with an exercise price per Common Share that is equal to or greater than the Offer Consideration shall be cancelled immediately prior to the Closing in exchange for no consideration.

Termination Rights

The Transaction Agreement contains certain termination rights, including:

•	the right of Merus or Parent to terminate the Transaction Agreement:

•	if the Offer is not consummated on or before April 29, 2026 (the “Outside Date”); or

•

if the condition to the Offer requiring that no legal restraint prohibiting or making illegal the consummation of the Offer or the Back-End Transactions is not satisfied and such legal restraint has become final, permanent and non-appealable;

•

if the Offer expires in accordance with its terms without all conditions having been satisfied and/or waived and has not been extended by Purchaser without Purchaser having accepted for purchase any Common Shares validly tendered (and not withdrawn) pursuant to the Offer; and

•

if the other party breaches its representations, warranties or covenants in a manner that results in any Offer condition not being satisfied, which such breach has not or cannot be cured prior to the Outside Date;

•	the right of Merus to terminate the Transaction Agreement:

•	to accept a superior proposal for an acquisition agreement (a “Superior Proposal”), provided that Merus has complied with its obligations in respect of non-solicitation; or

•

if Purchaser fails to commence the Offer when required pursuant to the Transaction Agreement or Purchaser fails to accept for purchase and pay for (or cause to be paid for) all Common Shares validly tendered and not properly withdrawn; and

•	the right of Parent to terminate the Transaction Agreement:

•

if both the EGM and a subsequent EGM have been held and concluded and the Governance Resolutions (as defined in the Transaction Agreement) have not been adopted or the Back-End Transaction Resolutions (as defined in the Transaction Agreement) have not been adopted; or

•	if the Merus board of directors shall have effected an Adverse Recommendation Change.

Upon termination of the Transaction Agreement, Merus has agreed to pay Parent a termination fee of $240,000,000 under specified circumstances, including (i) a termination by Merus to enter into an acquisition agreement for a Superior Proposal, (ii) a termination by Parent following an Adverse Recommendation Change or (iii) in the event that an Acquisition Proposal is made public prior to a termination for certain specified reasons and, within 12 months of such termination, Merus consummates or enters into an agreement with respect to an Acquisition Proposal.

The Transaction Agreement also provides that Parent will be required to pay a regulatory termination fee of $416,000,000 to Merus if the Transaction Agreement is terminated by either Parent or Merus because the Acceptance Time has not occurred by the Outside Date, and as of termination, the conditions to the Offer related to the expiration or termination of the HSR waiting period or the absence of any law or order that prohibits consummation of the Offer, the Back-End Transactions or the transactions contemplated by the Transaction Agreement or that has the effect of making the Offer, the Back-End Transactions or the transactions contemplated by the Transaction Agreement illegal if arising under any antitrust law have not been satisfied, and all other conditions to the Offer (other than those conditions that by their nature are to be satisfied at the Acceptance Time) have been satisfied or waived.

The foregoing description of the Transaction Agreement is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Transaction Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Purchaser and Merus. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of the Transaction Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in Merus’s or Parent’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2025, Merus and Parent issued a joint press release announcing the execution of the Transaction Agreement. A copy of the press release is hereby furnished as Exhibit 99.2 to this Current Report on Form 8-K (the “Current Report”).

The information contained in this Item 7.01 and in Exhibit 99.2 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Transaction Agreement, dated as of September 29, 2025, by and among Genmab A/S, Genmab Holding II B.V. and Merus N.V.

99.1	Foundation Support Agreement, dated as of September 29, 2025, by and among G. Reijnen, R. van Leen and Merus N.V.

99.2	Joint Press Release, dated September 29, 2025

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Merus agrees to furnish supplementally a copy of any such schedule or exhibit to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

Additional Information and Where to Find It

The tender offer for Merus’ outstanding common shares referenced herein has not commenced. This Current Report on Form 8-K (this “Current Report”) is not an offer to buy or a solicitation of an offer to sell any securities of Merus. The offer to buy common shares of Merus will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent intends to cause its acquisition subsidiary, Purchaser, to file with the SEC. In addition, Merus will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Merus will also file with the SEC a proxy statement on Schedule 14A in connection with an extraordinary general meeting of shareholders of Merus, at which Merus shareholders will vote on certain proposed resolutions in connection with the proposed transactions, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the extraordinary general meeting. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Purchaser and Merus with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Merus on Merus’s website at https://merus.nl/.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL, THE SOLICITATION/RECOMMENDATION STATEMENT AND THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE PROPOSED TRANSACTIONS THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER OR MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER AND THE PROPOSED TRANSACTIONS.

Participants in the Solicitation

Merus and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Merus’s shareholders in connection with the proposed transactions will be set forth in Merus’s definitive proxy statement for its extraordinary general meeting at which certain matters relating to the proposed transactions will be submitted for approval by Merus’s shareholders. You may also find additional information about Merus’s directors and executive officers in Merus’s Annual Report on Form 10-K for the year ended December 31, 2024 which was filed with the SEC on February 27, 2025 (as amended) and Merus’s Definitive Proxy Statement for its 2025 annual general meeting of shareholders, which was filed with the SEC on April 24, 2025.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to, statements regarding the planned completion of the transactions contemplated by the Transaction Agreement and related timing, as well as the potential effects of the proposed transactions on Merus. Risks and uncertainties that could cause results to differ materially from expectations include without limitation: uncertainties as to the timing and completion of the tender offer and the proposed transactions; uncertainties as to the percentage of Merus shareholders tendering their shares in the tender offer and as to the percentage of Merus shareholders voting in favor of the matters relating to the proposed transactions at the extraordinary general meeting; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the proposed transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the effects of disruption caused by the proposed transactions making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from Merus’s ongoing business operations; the risk that shareholder litigation in connection with the transactions contemplated by the Transaction Agreement may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to Merus’s business, including the important factors described in the section titled “Risk Factors” in Merus’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, as such factors may be updated from time to time in Merus’s other filings with the SEC, as well as the tender offer materials to be filed by Purchaser and Parent, the Solicitation/Recommendation Statement to be filed by Merus in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Merus undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

/s/ Sven (Bill) Ante Lundberg
Date: September 29, 2025	Name: Sven (Bill) Ante Lundberg, M.D. Title: President and Chief Executive Officer